Exhibit 8CC

AMENDMENT TO PARTICIPATION AGREEMENT

THIS AMENDMENT TO PARTICIPATION AGREEMENT (the “Amendment”) is entered into as of this 29th day of April, 2016, by and among GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“GWL&A”), SCHWAB ANNUITY PORTFOLIOS (the “Fund”), CHARLES SCHWAB INVESTMENT MANAGEMENT, INC. (the “Adviser”) and CHARLES SCHWAB & CO., INC. (the “Distributor”).

RECITALS

WHEREAS, GWL&A, the Fund, the Adviser, and the Distributor (collectively, the “Parties”) entered into a Participation Agreement dated November 1, 1996, as amended (the “Agreement”); and

WHEREAS, the Parties desire and agree to amend Schedules A and B to the Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.  Schedules A and B to the Agreement are deleted in their entirety and replaced with the Schedules A and B attached hereto; and

2.  Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

3.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the Parties hereto.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By:

Name:

Title:

Date:

SCHWAB ANNUITY PORTFOLIOS

By:

Name:

Title:

Date:

CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

By:

Name:

Title:

Date:

CHARLES SCHWAB & CO., INC.

By:

Name:

Title:

Date:

SCHEDULE A

Contracts

Schwab Select Annuity

Schwab OneSource Annuity

Schwab OneSource Choice Variable Annuity

Schwab Advisor Choice Variable Annuity

SCHEDULE B

Designated Portfolios

Schwab Government Money Market Portfolio

Schwab S&P 500 Portfolio

Schwab MarketTrack Growth II Portfolio

Schwab VIT Balanced Portfolio

Schwab VIT Balanced with Growth Portfolio

Schwab VIT Growth Portfolio